                                                                  Exhibit 4.10

                         SETTLEMENT WARRANT AGREEMENT
                         ----------------------------

     This Settlement Warrant Agreement (the "Warrant Agreement") is made this 26th day of March, 1996, by and between Janex International, Inc., a Colorado Corporation (the "Company") and Deco Disc Industries, Inc., a Nevada corporation (referred to herein as "Deco Disc"). The parties agree as follows:

     1.   THE WARRANT.
          -----------

          A.   GRANT OF WARRANT.
               ----------------

          The Company hereby grants warrants ("Warrants") to Deco Disc to purchase up to ONE HUNDRED THOUSAND (100,000) shares of the Company's restricted Common Stock, no par value (the "Warrant Stock") or any other replacement security of Company whether by way of merger, consolidation, exchange, recapitalization, or other reorganization of the Company, pursuant to the terms and conditions of this Warrant Agreement. The Warrants shall be evidenced solely by this Warrant Agreement.

          B.   TERM OF WARRANT.
               ---------------

          The term of the Warrants granted under this Warrant Agreement shall commence on March 26, 1996, and shall terminate at 5:00 p.m., California time, on the later of: (i) March 26, 1999 or (ii) two years after the effective date of the first registration statement in which the Warrant Stock is registered. Notwithstanding the above, unless extended by the mutual agreement of Deco Disc and the Company, no Warrant shall be exercisable after 5:00 p.m., California time, on March 26, 2001. The termination date of the Warrants is referred to herein as the "Warrant Expiration Date".

          C.   EXERCISE OF WARRANT.
               -------------------

          The Warrants granted hereunder are all exercisable as of the date hereof. Warrants may be exercised in full or in part (but for not less than 5,000 shares at one time) at any time prior to the Warrant Expiration Date, by a written notice (the "Notice") to the Company, specifying the number of shares of Warrant Stock to be purchased, accompanied by the payment of the exercise price (the "Exercise Price") specified in paragraph 1(d). Upon receipt of the Notice accompanied by the Exercise Price, the Company shall cause to be delivered share certificates to the Warrant Holder representing ownership of the number of shares of Warrant Stock purchased by Warrant Holder. As used herein, the term "Warrant Holder" shall mean Deco Disc, to whom the Warrants are initially issued, and any permitted assignee.

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          D.   EXERCISE PRICE.
               --------------

          The Exercise Price for each share of Warrant Stock shall be $0.64 per share. If the Company subdivides or combines its outstanding shares of common stock, by reclassification, recapitalization, reorganization, merger, or otherwise, the Exercise Price shall be proportionately decreased or increased, as the case may be.

          E.   PAYMENT OF EXERCISE PRICE.
               -------------------------

          Payment of the Exercise Price shall be made by cashier's or certified check made payable to Company.

          F.   NO FRACTIONAL SHARES.
               --------------------

          No fractional share shall be issued on exercise of any Warrant.

          G.   LEGENDS.
               -------

          Prior to registration under paragraph 2 below (and, without impairing any claim of any party under this Warrant Agreement, after such registration if any Prospectus to be used in connection with a sale of the Warrant Stock fails to comply with Section 10(a)(3) of the Securities Act of 1933), each certificate for Warrant Stock issued on exercise of any Warrant shall be stamped or otherwise imprinted with a legend, which provides substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE
     ACT") AND ARE "RESTRICTED SECURITES" AS THAT TERM IS
     DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT
     BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED
     EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
     UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM
     REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH
     IS TO BE ESTABLISHED TO THE SATISFACTION OF THE
     COMPANY."

     A legend referring to applicable state law may also be imprinted on the share certificate.

     2.   REGISTRATION.
          -------------

          A. "PIGGY-BACK" REGISTRATION RIGHTS.
          -----------------------------------

          If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of any other security holder or holders

                                       2
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("Holders") on a registration statement under the Securities Act of 1933 (the
"Act"), other than on a Form S-8, the Company will, (1) promptly give Warrant Holder written notice thereof; and (2) include in such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein, all shares of the Warrant Stock underlying the Warrants, subject to the terms of paragraph 2(b) below.

          B.   MARKET CONDITIONS.
               -----------------

          The offering price of the Warrant Stock and the number of shares of Warrant Stock to be included in any registration which includes the registration of other Company securities or any separate registration of the Warrant Stock, shall be determined by then existing marketing conditions and by negotiations between the Company, the Warrant Holder and one or more underwriters, if any, who are participating in the offering of the Warrant Stock. In connection with any registration of the Warrant Stock, the Company and Warrant Holder agree to execute the usual and customary indemnifications and such other instruments and documents as an underwriter may reasonably require.

          C.   INFORMATION.
               -----------

          The Warrant Holder shall furnish to the Company, in writing, such information regarding Warrant Holder as the Company may request and shall further provide such consents as may be required by the Securities and Exchange Commission or applicable state securities administrators, which shall state that any information provided to Company pursuant to this Warrant Agreement can be used in any registration which includes the Warrant Stock.

          D.   SHELF REGISTRATION.
               ------------------

          The Company shall use its best efforts to keep any registration of the Warrant Stock effective through the earlier of: (1) the Warrant Expiration Date, or (2) until all of the Warrants granted hereunder have been exercised.

          E.   RESERVATION OF SHARES OF COMMON STOCK.
               -------------------------------------

          The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrants shall at all times during the term of this Agreement be reserved for exercise.

     3.   EXPENSES OF REGISTRATION.
          ------------------------

     All expenses (which term does not include underwriting discounts or commissions or Warrant Holder's out-of-pocket expenses) incurred in connection with any registration of the

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Warrant Stock, including, but not limited to printing expenses, fees and disbursements of counsel for the Company, and accounting fees, shall be borne by Company, provided however, that the Company shall not be required to pay any fees for any legal counsel retained by the Warrant Holder in connection with the negotiation and preparation of this Warrant Agreement or any registration.

     4.   INDEMNIFICATION.
          ---------------

          A.   INDEMNIFICATION BY COMPANY.
               --------------------------

          The Company hereby agrees to indemnify, defend, and hold harmless Warrant Holder, against all claims, losses, damages, and liabilities, and actions in respect to such claims, losses, damages, and liabilities, including reasonable attorneys' fees, arising out of or based on (1) any untrue statement or alleged untrue statement of a material fact made by the Company, in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, (2) any omission or alleged omission, by the Company, to state in any such prospectus, offering circular, or other document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (3) any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration.

          B.   INDEMNIFICATION BY WARRANT HOLDER.
               ---------------------------------

          Warrant Holder hereby agrees to indemnify, defend, and hold harmless the Company, its officers and directors, each person, if any, who controls the Company (within the meaning of the Act), against all claims, losses, damages, liabilities, and actions in respect of such claims, losses, damages, and liabilities, including reasonable attorneys' fees, arising out of or based on
(1) any untrue statement or alleged untrue statement of a material fact made by Warrant Holder in any such registration statement or any prospectus, offering circular, or other document incident to such registration, (2) any omission or alleged omission by the Warrant Holder to state in any such registration statement, prospectus, offering circular, or other document a material fact required to be stated in it or necessary to make the statements in it not misleading, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission as specified in (1) and (2) above, is made in such registration statement, prospectus, offering circular, or other document in reliance on and in conformity with written information furnished to the Company by the Warrant Holder for use in, or in connection therewith, or (3) any disposition by Warrant Holder of the Warrant

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

Stock, which disposition is or is claimed to be in violation of the Act.

          C.   REQUIRED NOTICES.
               ----------------

          Each party entitled to indemnification under paragraphs 4(a) and 4(b) shall give notice to the party required to provide indemnification, promptly after the indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the indemnifying party who shall conduct the defense of such claim or litigation shall be approved by the indemnified party (whose approval shall not be unreasonably withheld), and that the indemnified party may participate in such defense at its expense, and provided further that the failure of any indemnified party to give notice as provided in this paragraph 4(c) shall not relieve the indemnifying party of its obligations under paragraphs 4(a) and 4(b). No indemnifying party, in the defense of any such claim or litigation, shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     5.   MISCELLANEOUS.
          -------------

          A.   NOTICES.
               -------

          All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, given by prepaid telegram, or mailed first class, postage prepaid, registered or certified mail, return receipt requested, as follows:

     If to Company:      Janex International, Inc.,
                         21700 Oxnard Street, Suite 1610
                         Woodland Hills, CA 91367
                         Attention: President

     With Copy to:       TILLES, WEBB, KULLA & GRANT
                         433 North Camden Drive, Suite 1010
                         Beverly Hills, CA 90210
                         Attn:  Ronald J. Grant, Esq.

     If to Warrant       Deco Disc Industries, Inc.
     Holder:             4530 Chermak Street
                         Burbank, California  91505
                         Atten: James E. McGraw

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

     With a Copy to:     MORRIS & SPENCER
                         21800 Oxnard Street, Suite 1190
                         Woodland Hills, CA 91367
                         Atten:  Richard G. Morris, Esq.

     Any party may change the address to which such communications are to be directed to it by giving written notice to the other parties. Except as otherwise provided in this Agreement, all notices shall be deemed to be given when delivered in person, or if placed in the mail as aforesaid, then three (3) days thereafter.

          B.   MODIFICATIONS.
               -------------

          The Parties may, by mutual consent, amend, modify, supplement and waive any right under this Warrant Agreement in any manner agreed by them in writing at any time.

          C.   ENTIRE AGREEMENT.
               ----------------

          This Warrant Agreement and any documents, instruments or agreements expressly referred to herein, set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agree ments, arrangements and understandings relating to the subject matter hereof.

          D.   HEADINGS.
               --------

          The section and paragraph headings contained in this Warrant Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation hereof.

          E.   APPLICABLE LAW.
               --------------

          This Warrant Agreement shall be governed by and construed in accordance with the laws of the state of California.

          F.   SEVERABILITY.
               ------------

          If any provision of this Warrant Agreement shall be held to be invalid, illegal or unenforceable, it shall be deemed severable from the remaining provisions hereof which shall remain in full force and effect.

          G.   WAIVER.
               ------

          No waiver of any provision of this Warrant Agreement or any breach thereof shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) or any other breach hereunder nor shall such waiver constitute a continuing waiver. Either party may waive performance of any provision of this Warrant Agreement, the non-performance of which would otherwise constitute a breach of this Agreement, including but not limited to the non-performance of any condition precedent to such party's performance, without affecting the enforceability of this Warrant Agreement and the provisions contained herein.

          H.   SUCCESSORS AND ASSIGNS.
               ----------------------

          Subject to the provisions set forth below, the terms and conditions of this Warrant Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Neither this Warrant Agreement nor any interest herein, may be assigned or transferred by Deco Disc without the prior written consent of the Company. Provided, however, that Deco Disc may, upon written notice to the Company, but without the consent of the Company, assign this Warrant Agreement in whole or in part, but not in increments of less than 5,000 Warrants, to one or more shareholders of Deco Disc, provided that (1) any assignee meets the definition of an "Accredited Investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, (2) executes and delivers to the Company customary and usual representations and warranties similar to that executed by Deco Disc in connection with the issuance and delivery of this Warrant Agreement, and (3) the assignee delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that an applicable exemption from registration under state and federal securities laws is available with respect to the assignment to the proposed assignee. Any assignment in violation of the foregoing shall be void.

          I.   COUNTERPARTS.
               ------------

          This Warrant Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall be one and the same instrument.

          J.   REFERENCE TO RELEASE.
               --------------------

          This Warrant Agreement is entered into pursuant to the provisions of a Settlement Agreement and Specific Release, dated March 26, 1996, entered into between the Company, Deco Disc, and each of the shareholders of Deco Disc.

     IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.

"WARRANT HOLDER"                               "COMPANY"
 --------------                                 -------

DECO DISC INDUSTRIES, INC.                     JANEX INTERNATIONAL, INC.


By:/s/ James E. McGraw                    By:/s/ Sheldon F. Morick
   -----------------------                   --------------------------
     James E. McGraw,                               Sheldon F. Morick,
     President                                      President

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